                                    Exhibit 6

                                 STATE OF DELAWARE

                                                      841 SILVER LAKE BLVD.
DONNA LEE H. WILLIAMS                                     P.O. BOX 7007
INSURANCE COMMISSIONER                              DOVER, DELAWARE 19903-1507
                                                          (302) 739-4251
                                                     FACSIMILE (302) 739-5280

                             DEPARTMENT OF INSURANCE





                             CERTIFIED CHARTER DOCUMENTS

     I, DONNA LEE H. WILLIAMS, Insurance Commissioner of the State of Delaware, do hereby certify that the attached corporate charter documents of the
                  SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.), consisting of a Certificate of Incorporation as filed with the Delaware Secretary of State on January 12, 1970 and a Certificate of Amendment filed on December 21, 1984, are true and correct copies of the documents on file with this Department.


                                         IN WITNESS WHEREOF, I HAVE HEREUNTO
                                         SET MY HAND AND AFFIXED THE OFFICIAL
                                         SEAL OF THIS DEPARTMENT AT THE CITY
                                         OF DOVER, THIS 31ST DAY OF OCTOBER,
                                         1996.

                                         /s/ Donna Lee H. Williams
                                         -----------------------------------
                                             Donna Lee H. Williams
                                             Insurance Commissioner

                                   STATE OF DELAWARE
                             OFFICE OF SECRETARY OF STATE


     I, EUGENE BUNTING, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THAT THE ABOVE AND FOREGOING IS A TRUE AND CORRECT COPY OF

Certificate of Incorporation of the "SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.), as received and filed in this office the twelfth day of January, A.D. 1970, at 10 o'clock A.M.

                                         IN TESTIMONY WHEREOF, I HAVE HEREUNTO
                                         SET MY HAND AND OFFICIAL SEAL AT DOVER
                                         THIS TWENTY SIXTH DAY OF JANUARY IN THE
                                         YEAR OUR LORD ONE THOUSAND NINE
                                         HUNDRED AND SEVENTY.


[OFFICIAL SEAL]

                                         /s/ Eugene Bunting
                                         -----------------------------------
                                             SECRETARY OF STATE


                                         /s/ R.A. Caldwell
                                         -----------------------------------
                                             ASS'T SECRETARY OF STATE

                           CERTIFICATE OF INCORPORATION
                                         of
                  SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)


     1. The name of the corporation is Sun Life Assurance Company of Canada (U.S.).

     2. The address of its registered office in the State of Delaware is 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     3. The nature of the business or purpose to be conducted or promoted is:

  (a) to transact the business of life insurance in all its branches, to carry on the business of sickness, accident, health and disability insurance in all their branches, and to grant annuities of all kinds whether dependent on human life or otherwise and whether immediate or deferred and whether contingent or otherwise, and to issue policies in respect of the foregoing which are participating or non-participating, fixed or variable in amount, and on an individual or group basis,

  (b) to reinsure all or any risks connected with any of the businesses aforesaid and to transact the business of reinsurance,

  (c) to create and maintain one or more separate accounts attributable to any class of business for the time being and from time to time carried on by the corporation, with power to keep separate the assets of any such account from the assets of any other account, to the end that that portion of the assets of each such account equal to the reserves and other contract liabilities with respect to such account shall not be chargeable with liabilities arising out of any other business which the corporation may conduct,

  (d) to invest any moneys of the corporation, including the assets of any separate account or accounts established and maintained by it, as may be authorized by law, and to hold, sell or otherwise deal with such investments,

  (e) to provide advisory, management or sales distribution services to any investment company registered under the Investment Company Act of 1940, or to any entity carrying on an investment or insurance business or a business reasonably incidental to them,

  (f) in general to possess and exercise all powers and privileges granted and to engage in activities authorized by the general corporation law of Delaware or by any other law of Delaware to the extent reasonably incidental to the transaction of its business.

     4. The total number of shares of stock which the corporation shall have authority to issue is five thousand (5,000) shares of common stock and the par value of each of such shares is one thousand dollars ($1,000.00) amounting in the aggregate to five million dollars ($5,000,000).

     5. The name and mailing address of each incorporator is as follows:

        NAME                                     ADDRESS
        ----                                     -------

        David N. Brown                           888 16th Street, N.W.
                                                 Washington, D.C. 20006

        W. Crosby Roper, Jr.                     888 16th Street, N.W.
                                                 Washington, D.C. 20006

        Cyril V. Smith, Jr.                      888 16th Street, N.W.
                                                 Washington, D.C. 20006

     6. The corporation is to have perpetual existence.

     7. Notwithstanding any other provision of this certificate of incorporation, the corporation may:

  (a) with respect to any separate account registered with the Securities and Exchange Commission as a unit investment trust, exercise voting rights in connection with any securities of a regulated investment company registered under the Investment Company Act of 1940 and held in such separate account in accordance with instructions from persons having interests in such account ratably as determined by the corporation;

  (b) with respect to any separate account registered with the Securities and Exchange Commission as a management investment company, establish for such account a committee, board, or other body, the members of which may or may not be otherwise affiliated with the corporation and may be elected to such membership by the vote of persons having interests in such account ratably as determined by the corporation; such committee, board or other body may have the power, exercisable alone or in conjunction with others, to manage such separate acount and the investment of its assets and to make such other provisions in respect of any such separate account as may be deemed appropriate to facilitate compliance with any Federal or State law now or hereafter in effect, subject, however, to any required approvals of regulatory agencies; and

  (c) to the extent that the corporation deems it necessary or desirable in order to comply with any applicable regulatory requirements, provide for persons having an interest in any separate account other voting and special rights and procedures for the conduct of the business of such account, including, without limitation, rights and procedures relating to investment policies, investment advisory and management services, selection of certified public accountants and other matters affecting the administration of such separate account.

     8. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

     9. The corporation may amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute.

    WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 7th day of January, 1970.

                                        /s/  David N. Brown
                                        --------------------------------------


                                        /s/  W. Crosby Roper, Jr.
                                        --------------------------------------


                                        /s/  Cyril V. Smith, Jr.
                                        --------------------------------------

UNITED STATES OF AMERICA    )
DISTRICT OF COLUMBIA        )         ss:


     BE IT REMEMBERED that on this 7th day of January, A.D. 1970, personally came before me, a Notary Public for the District of Columbia, David N. Brown,
W. Crosby Roper, Jr. and Cyril V. Smith, Jr., all of the parties to the foregoing certificate of incorporation, known to me personally to be such, and severally acknowledged the said certificate to be the act and deed of the signers respectively and that the facts stated therein are true.

     GIVEN under my hand and seal of office the day and year aforesaid.


                                       /s/   Ruth M. Miles
                                       ------------------------------------
                                             Notary Public


" " " " " " " " " " " " " " " "            My commission expires
"   Ruth M. Miles             "               May 14, 1971
"   Notary Public             "
"   District of Columbia      "
" " " " " " " " " " " " " " " "

                                   STATE OF DELAWARE
                             OFFICE OF SECRETARY OF STATE


     I, GLENN C. KENTON, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE
CERTIFICATE OF AMENDMENT OF SUN LIFE ASSURANCE COMPANY 0F CANADA (U.S.) FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF DECEMBER, A.D. 1984, AT 10 O'CLOCK A.M.

                            | | | | | | | | | | |




                                       /s/ Glenn C. Kenton
                                       -----------------------------------
                                       Glenn C. Kenton, Secretary of State

                                       AUTHENTICATION:    10408638

                                                 DATE:    12/31/1984


724366073

                   SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
                             CERTIFICATE OF AMENDMENT
                                       OF
                         CERTIFICATE OF INCORPORATION


SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, at a meeting duly held on December 3, 1984, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

       "RESOLVED, that the Certificate of Incorporation of Sun Life Assurance Company of Canada (U.S.) be amended by changing the Fourth Article thereof so that, as amended, said Article shall be and read as follows:

           "4. The total number of shares of stock which the corporation shall have authority to issue is ten thousand (10,000) shares of common stock and the par value of each of such shares is one thousand dollars ($1,000.00) amounting in the aggregate to ten million dollars ($10,000,000.00)."

       FURTHER RESOLVED, that the officers of the corporation be and hereby are authorized to do and perform any and all acts and things necessary or advisable to perfect and carry out such amendment."

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Sun Life Assurance Company of Canada (U.S.) has caused this certificate to be signed by David D. Horn, its Vice President and General Manager and attested by Bonnie S. Angus, its Secretary, this 20th day of December, 1984.

ATTEST:                    SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

By /s/ Bonnie S. Angus       By /s/ David D. Horn
   -------------------       -----------------------------------------
   Secretary                 Vice President and General Manager

                 SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

                                 BY-LAWS

                                 ARTICLE 1

                                  OFFICES


             Section 1.01. REGISTERED OFFICE. The registered office of the corporation shall be in the city of Wilmington, County of New Castle, State of Delaware.

             Section 1.02. OTHER OFFICES. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

                                 ARTICLE 2

                        MEETINGS OF STOCKHOLDERS

             Section 2.01. PLACE OF MEETINGS. All meetings of stockholders shall be held at such place, either within or without the State of Delaware, as shall be designated from time to time by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

             Section 2.02. ANNUAL MEETING. Annual meetings of stockholders shall be held in each year on such date and at such time as shall be determined from time to time by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. At each annual meeting the stockholders shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

             Section 2.03. NOTICE OF ANNUAL MEETING. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than fifty days before the date of the meeting.

             Section 2.04. STOCKHOLDERS' LIST. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

             Section 2.05. SPECIAL MEETINGS. Special meeting of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the board of directors or at the request in writing of the holders of a majority of the outstanding stock.

             Section 2.06. NOTICE OF SPECIAL MEETINGS. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than fifty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

             Section 2.07. LIMITATION ON BUSINESS AT SPECIAL MEETING. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

             Section 2.08. QUORUM. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meeting of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

             Section 2.09. VOTED REQUIRED FOR ACTION. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statute or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

             Section 2.10. VOTING - PROXY. Unless otherwise provided in the certificate of incorporation each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

             Section 2.11. WRITTEN CONSENT IN LIEU OF VOTE. Any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of all shares of outstanding stock entitled to vote thereon at a meeting.


                            ARTICLE 3

                            DIRECTORS

             Section 3.01. NUMBER OF DIRECTORS. The number of directors which shall constitute the whole board shall not be less than three nor more than ten. The first board shall consist of five directors. Thereafter, within the limits above specified, the number of directors shall be determined by resolution of the board of directors or by the stockholders at the annual meeting. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3.02 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

             Section 3.02. VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced.

             Section 3.03. POWERS OF DIRECTORS. The business and affairs of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders, including, without limitation, the creation of one or more separate accounts and adoption of rules and regulations providing for the operation and management of any such separate account by a board, committee or other body selected as authorized by such rules and regulations and the provisions of the certificate of incorporation.

       Section 3.04. PLACE OF MEETING. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

       Section 3.05. REGULAR MEETINGS. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

       Section 3.06. SPECIAL MEETINGS. Special meetings of the board may be called by the president on three days' notice to each director, either personally or by mail, telegram or telephone; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors.

        Section 3.07. QUORUM. At all meetings of the board one-third of the whole number of directors as last fixed prior to such meeting, but in any event not less than two, shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

        Section 3.08. WRITTEN CONSENT IN LIEU OF MEETING. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

        Section 3.09 COMMITTEES. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

        Section 3.10. COMMITTEE MINUTES AND REPORTS. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

        Section 3.11 COMPENSATION. The compensation of the members of the board of directors shall be authorized by the holders of a majority of the outstanding stock. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                           ARTICLE 4

                            NOTICES

        Section 4.01 MANNER OF GIVING NOTICE. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the mail. Notice to directors may also be given by telegram or telephone.

        Section 4.02. WAIVER OF NOTICE. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                               ARTICLE 5

                                OFFICERS

        Section 5.01. PRINCIPAL AND OTHER OFFICERS. The officers of the corporation shall include a president, a secretary and a treasurer. The board of directors may also appoint a chairman, one or more vice-presidents, and such other officers as are from time to time desired. Any number of offices may be held by the same person, unless the certificate of of incorporation or these by-laws otherwise provide.

        Section 5.02. TIME AND MANNER OF SELECTION. The board of directors at its first meeting after each annual meeting of stockholders shall choose a president, a secretary, a treasurer and such other officers as it shall deem necessary.

        Section 5.03 COMPENSATION. The remuneration of all officers of the corporation shall be fixed by the board of directors.

        Section 5.04 TERM OF OFFICE - VACANCIES. The officers of the corporation shall hold office until their successors are chosen and qualified or until their earlier resignation or removal. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the whole board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

        Section 5.05. THE CHAIRMAN. The chairman, if one be appointed, shall preside at all meetings of the stockholders and of the board of directors, and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

        Section 5.06. THE PRESIDENT. The president shall be the chief executive officer of the corporation, and if there is no chairman, or in the absence of the chairman, or at the chairman's request, the president shall preside at all meetings of the stockholders and of the board of directors, shall have general management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.

     Section 5.07. THE VICE-PRESIDENTS. In the absence of the president or in the event of his inability or refusal to act, the vice-president (or in the event there be more than one vice-president, the vice-presidents in the order designated, or in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice-presidents shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

     Section 5.08. THE SECRETARY. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

     Section 5.09. TREASURER. The treasurer shall keep full and accurate books of account in which shall be recorded all receipts and disbursements of the corporation, and shall pursuant to the direction of the board of directors or of the president, under whose supervision he shall be, control the deposit of moneys, the safekeeping of securities and the disbursement of the funds of the corporation; he shall render to the president, or the board of directors at the regular meetings thereof, or whenever required of him, an account of all his transactions as treasurer and of the financial condition of the corporation; and he shall perform such other duties as may from time to time be prescribed by the board or directors or the president.

     Section 5.10. OTHER OFFICERS. Officers other than the president, secretary and treasurer, shall perform such duties as may be assigned to them by the board of directors.

                                   ARTICLE 6

                                     STOCK

     Section 6.01. STOCK CERTIFICATES. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the president or a vice-president and the treasurer or the secretary of the corporation, certifying the number of shares owned by him in the corporation.

     Section 6.02. FACSIMILE SIGNATURE. Where a certificate is countersigned (1) by a transfer agent other than the corporation or its employee, or (2) by a registrar other than the corporation or its employee, any other signature on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     Section 6.03. LOST CERTIFICATES. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     Section 6.04. TRANSFER OF STOCK. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     Section 6.05. FIXING RECORD DATE. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, to express consent to corporate action in writing

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                                     - 9 -

without a meeting, to receive payment of any dividend or other distribution or allotment of any rights, to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of a stockholders' meeting, nor more than sixty days prior to the distribution of such rights, the exercise of such rights or the taking of any other lawful action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

     Section 6.06. REGISTERED STOCKHOLDERS. The corporation shall be entitled to treat the record holder of any shares of the corporation as the owner thereof for all purposes, including all rights deriving from such shares, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares, on the part of any other person, whether or not the corporation shall have either actual or constructive notice thereof.

                                        ARTICLE 7

                                   GENERAL PROVISIONS

     Section 7.01. DIVIDENDS. Dividends upon the capital stock of the corporation may be declared by the board of directors at any regular or special meeting out of any funds legally available therefor. Cash dividends may be paid out of that part of the corporation's available and accumulated surplus funds which was derived from realized net operating profits of its business and realized capital gains. A cash dividend otherwise lawful may be paid out of such earned surplus even though total surplus is at the time less that previously contributed or paid in surplus. Stock dividends may be paid out of any available surplus funds.

     Section 7.02. EXECUTION OF INSTRUMENTS. Except as otherwise provided in these by-laws, all deeds, mortgages, bonds, contracts, policies, reports and other instruments may be executed on behalf of the company by the president or any vice-president or by any other officer authorized to act in such manner, whether by law, the certificate of incorporation, these by-laws, or any general or special authorization of the board of directors. The corporate seal may be affixed and attested by the secretary or any other officer authorized by the board of directors.

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                                     - 10 -

     Section 7.03. FACSIMILE SIGNATURES. Any policy, insurance contract, annuity contract, contract of deposit, premium receipt, dividend notice or endorsement or amendment of any such instrument may be signed by means of an engraved, lithographed or otherwise mechanically produced facsimile of the signature of the president, secretary or other person or persons as may be designated for this purpose by resolution of the board of directors, and the execution by the corporation of any such instrument so signed shall be as valid and binding upon the corporation as though manual signatures of the authorized officers had been used in the signing thereof. If any officer whose facsimile signature has been used as above provided has ceased to hold office prior to the delivery of the instrument, the instrument may nevertheless be issued and delivered by the corporation and shall be valid and binding on the corporation.

     Section 7.04. DISBURSEMENT OF FUNDS. All checks, drafts or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

     Section 7.05. VOTING STOCK IN OTHER CORPORATIONS. Unless otherwise ordered by the board of directors, the chairman, the president, or any vice-president shall have full power and authority to attend and act and vote at any meeting of stockholders of any corporation in which this corporation may hold stock, and the chairman, the president or, any vice-president of the corporation may execute proxies authorizing designated persons to vote shares of stock of other corporations standing in the name of this corporation.

     Section 7.06. FISCAL YEAR. The fiscal year of the corporation shall be the calendar year unless otherwise fixed by resolution of the board of directors.

     Section 7.07. SEAL. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                        ARTICLE 8

                                    INDEMNIFICATION

     Section 8.01(a). Every person who is or was a director, officer or employee of this corporation or of any other corporation which he served at the request of this corporation and in which this corporation owns or owned shares of capital stock or of which it is or was a creditor shall have

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                                     - 11 -

a right to be indemnified by this corporation against all liability and reasonable expenses incurred by him in connection with or resulting from any claim, action, suit or proceeding in which he may become involved as a party or otherwise by reason of his being or having been a director, officer or employee of this corporation or such other corporation, Provided (1) said claim, action, suit or proceeding shall be prosecuted to a final determination and he shall be vindicated on the merits, or (2) in the absence of such a final determination vindicating him on the merits, the board of directors shall determine that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; said determination to be made by the board of directors acting through a quorum of disinterested directors, or in its absence on the opinion of counsel.

     (b) For purposes of the preceding subsection: (1) "liability and reasonable expenses" shall include but not be limited to reasonable counsel fees and disbursements, amounts of any judgment, fine or penalty, and reasonable amounts paid in settlement; (2) "claim, action, suit or proceeding" shall include every such claim, action, suit or proceeding, whether civil or criminal, derivative or otherwise, administrative, judicial or legislative, any appeal relating thereto, and shall include any reasonable apprehension or threat of such a claim, action, suit or proceeding; (3) a settlement, plea of nolo contendere, consent judgment, adverse civil judgment, or conviction shall not of itself create a presumption that the conduct of the person seeking indemnification did not meet the standard of conduct set forth in subsection (a) (2) hereof.

     (c) Notwithstanding the foregoing, the following limitations shall apply with respect to any action by or in the right of the corporation: (1) no indemnification shall be made in respect of any claim, issue or matter as to which the person seeking indemnification shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper; and (2) indemnification shall extend only to reasonable expenses, including reasonable counsel's fees and disbursements.

     (d) The right of indemnification shall extend to any person otherwise entitled to it under this by-law whether or not that person continues to be a director, officer or employee of

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                                     - 12 -

this corporation or such other corporation at the time such liability or expense shall be incurred. The right of indemnification shall extend to the legal representative and heirs of any person otherwise entitled to indemnification. If a person meets the requirements of this by-law with respect to some matters in a claim, action, suit or proceeding, but not with respect to others, he shall be entitled to indemnification as the former. Advances against liability and expenses may be made by the corporation on terms fixed by the board of directors subject to an obligation to repay if indemnification proves unwarranted.

     (e) This by-law shall not exclude any other rights of indemnification or other rights to which any director, officer or employee may be entitled to by contract, vote of the stockholders or as a matter of law. If any clause, provision or application of this section shall be determined to be invalid, the other clauses, provisions or applications of this section shall not be affected but shall remain in full force and effect. The provisions of this by-law shall be applicable to claims, actions, suits, or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after the adoption hereof.

     (f) Nothing contained in this by-law shall be construed to protect any director or officer of the corporation against any liability to the corporation or its security holders to which he would otherwise by subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                                        ARTICLE 9

                                       AMENDMENTS

     Section 9.01. These by-laws may be altered, amended or repealed or new by-laws be adopted by the stockholders at any meeting of the stockholders.




Adopted January 23, 1970
Amended April 12, 1985 (Sec. 3.01)